SALES AGREEMENT AND

JOINT ESCROW INSTRUCTIONS

BETWEEN

Larry L Thomsen and Susan Thomsen

("Seller")

and

Land Strategies, LLC,

("Buyer")

Dated: January 24, 2006

Purchase and Sales Agreement

THIS SALES AGREEMENT AND JOINT ESCROW INSTRUCTIONS (this "Agreement") is made as of January 24, 2006, by and between Larry L Thomsen and Susan Thomsen, (hereinafter "Seller") and Land Strategies, LLC, or assigns ("Buyer"). This Agreement constitutes an Agreement between Buyer and Seller with respect to the transactions contemplated hereby.

WITNESSETH:

For and in consideration of the mutual covenants and conditions herein contained, Seller and Buyer agree as follows:

1. Property. Subject to the terms and conditions hereof, Seller agrees to sell and convey, and Buyer agrees to purchase and pay for the following, all of which is collectively referred to in this Agreement as the "Property":

a. Real Property. That certain real property consisting of approximately .482 acres, Washoe County Nevada Assessor's Parcel Numbers 032-111-02, and 032-111-01, more particularly described in the attached Exhibit A which is incorporated herein by reference (the "Real Property"), a portion of which Real Property is presently improved with 2 motels commonly known as the "Mt. Rose Crest Motels," (the "Motels"), each with a mailing address of 2001 Victorian Avenue, Sparks, Nevada 89431.

b. Appurtenances. To the extent owned by Seller, all appurtenances to the Real Property, including all minerals, oil, gas and other hydrocarbon substances on and under such Real Property, as well as all development rights, air rights, water, water rights, water agreements and water stock relating to such Real Property, and any other easements, rights of way or appurtenance used in connection with the beneficial use and enjoyment thereof.

c. Personal Property. All improvements, fixtures and personal property located on the Real Property and/or used in connection with the ownership or operation of the Hotel and located on the Real Property, including without limitation, the personal property described on Exhibit B attached hereto and incorporated herein by reference.

2. Purchase Price. The total purchase price of the Property shall be One Million, Three Hundred Thousand Dollars ($1,300,000) ("Purchase Price") payable in cash at Closing (as hereinafter defined). At the conclusion of the Due Diligence Period, the Deposit (as hereinafter defined) shall be applied to payment of the Purchase Price. The allocation of the Purchase Price among the Property shall be in accordance with the provisions of Section 1060 of the Internal Revenue Code, as amended, and the regulations promulgated thereunder, and the parties shall use commercially reasonable efforts to agree upon such allocations used by them in reporting the transactions contemplated by this Agreement for federal and state tax purposes.

3. Deposit. Concurrently herewith, Buyer shall deliver to Escrow Agent Charise Roberts at First American Title, Kietzke Lane, Reno, NV, a deposit (together with any interest which accrues thereon, the "Deposit") in the amount of Fifty Thousand Dollars ($50,000.00) in cash, certified check or cashier's check, or other immediately available funds. All interest which accrues on the Initial Deposit shall be credited to Buyer's account. Until the expiration of the Due Diligence Period, the Initial Deposit shall remain immediately refundable to Buyer if this Agreement is terminated for any reason.

4. Due Diligence Period. For a period of forty five (45) days following the Effective Date ("Due Diligence Period"), Buyer shall be entitled to inspect the Property, to conduct such tests, surveys, analyses and feasibility studies of the Property as Buyer deems reasonably necessary, and to meet with governmental entities and other third parties regarding the Property. Buyer (and persons or entities authorized by Buyer) shall, subject to two (2) business days prior written notice to Seller and at times which will not unreasonably disturb Seller's business operations at the Motels, have the right and authority to go upon the Property, for inspection and investigations including, without limitation (a) determining the adequacy, cost and availability of utilities, water service, access, zoning and other restrictions on the use of the Property and (b) performing surveys, environmental and engineering studies and such other studies or investigations as Buyer desires. Buyer shall promptly repair and restore the Property to its original condition existing prior to entry or inspection by Buyer. Prior to commencing any invasive test or investigation, including without limitation soil, water or other sampling, testing or analysis, drilling, boring, Buyer shall notify Seller in writing of the scope and nature of the intended testing or investigation and shall obtain Seller's prior written consent thereto which consent may be given or withheld in Seller's reasonable discretion. Notwithstanding anything to the contrary herein, Buyer's duty of restoration, repair and indemnification under this Section 4 shall survive any termination of this Agreement or the transfer of title as provided herein. Seller agrees to reasonably cooperate with Buyer in connection with the tests, investigation and inspection of the Property. Buyer shall indemnify, hold harmless and defend Seller and Seller's, affiliates, shareholders, agents, employees and officers from any and all liability, loss, cost, damage or expense (including without limitation, attorney's fees), of whatsoever nature relating to or in connection with any injury to persons or damage to property, where such injury or damage arises from or relates to the entry upon, occupation, use or inspection of the Property by Buyer, its agents, officers or employees; provided, however, Buyer's foregoing obligations shall not include any obligation or duty whatsoever with respect to claims (including claims that the Property has declined in value) arising out of, resulting from or incurred in connection with (a) the discovery or presence of any hazardous materials except to the extent such presence was caused by Buyer or its agents or (b) the results or findings of any tests or analyses of Buyer's environmental or other investigation of the Property.

Buyer agrees to provide Seller, upon receipt, copies of all reports, investigations, studies, plans, surveys, appraisals and all of the materials or information it may obtain from its investigation of the Property; provided, however, any such materials delivered to Seller by Buyer shall be (i) without any representation or warranty of any kind by Buyer and (ii) subject to the rights of the parties preparing same. Additionally, Buyer, its agents, contractors, consultants, employees or invitees, shall treat all material and information regarding the Property obtained or derived from Seller or its investigation of the Property ("Confidential Information") as confidential and shall not disclose any Confidential Information prior to obtaining Seller's written consent. Notwithstanding the foregoing, Buyer may disclose such information (i) on a need-to-know basis to its employees or members of professional firms serving it in connection with this transaction (so long as Buyer instructs such parties to keep the information confidential pursuant to the terms of this section), (ii) as any court or other governmental agency may require in order to comply with applicable laws or regulations, (iii) if such information became generally available to the public other than as a result of an unauthorized disclosure by Buyer, (iv) if such information were known to Buyer or its representatives on a non-confidential basis prior to their disclosure to Buyer by Seller or its representatives or (v) if such information became available to Buyer or its representatives on a non-confidential basis from a source other than Seller, which was not known by Buyer to be prohibited from disclosing the same. In the event Buyer or its agents, contractors, consultants, employees or invitees are required by law to disclose any Confidential Information regarding the Property, as promptly as possible, Buyer shall (1) notify Seller in writing of the specific Confidential Information required to be disclosed, the specific law or laws requiring disclosure, and the persons, entities or agencies to whom disclosure is required and (2) reasonably cooperate with Seller's efforts to prevent disclosure of such Confidential Information.

To the extent the following are in the possession or control of Seller as of the date of this Agreement, Seller shall promptly provide Buyer copies of the following (collectively, the "Documents and Materials"): (i) leases, contracts, licenses, permits and agreements affecting the Property, including without limitation any and all agreements affecting the Real Property relating to the provision of water to the Real Property, (ii) income and expense reports for the prior two (2) years including tax and utility expenses and bills, (iii) any repair bill exceeding Ten Thousand Dollars ($10,000.00) incurred since November 5, 1999, (iv) material warranties benefiting the Property, if any, (v) documentation concerning any Hazardous Materials (as defined below) and (vi) plans, specifications, engineering reports and soils reports. In addition to the foregoing, Seller shall also make available to Buyer for Buyer's review and inspection at the Property, the office of Seller or Seller's counsel or such other place as Seller may designate, any other information in Seller's possession or control relating to the ownership, use and/or operation of the Property; any such information made available to Buyer shall (a) be deemed to constitute part of the Documents and Materials and (b) be subject to the terms and restrictions set forth in this Agreement relative to such Documents and Materials.

If Buyer determines, in its sole and absolute discretion, that the Property is not suitable for any reason, Buyer shall notify Seller and Escrow Agent in writing within one (1) business day following Buyer's decision not to proceed with the acquisition of the Property (but in no event later than the expiration of the Due Diligence Period) and upon such notice this Agreement shall terminate, and provided that Buyer has satisfied any other obligations arising in favor of the Property or Seller (including without limitation Buyer's obligation to restore or repair the Property following any investigation and testing conducted under this Section 4 and/or return any confidential information received in connection with the conduct of Buyer's due diligence and investigations), Escrow Agent shall return the Initial Deposit to Buyer within seven (7) days of receipt of such notice, and, except as otherwise expressly provided herein, neither Buyer nor Seller shall have any further obligations hereunder. Should Buyer fail to give such notice on or before the expiration of the Due Diligence Period, or if Buyer notifies Seller that the Property is suitable, Buyer's right to object pursuant to this Section 4 shall be waived and of no further force or effect, and Deposit shall be deemed fully-earned by Seller and shall be non-refundable to Buyer, subject to the terms and conditions of this Agreement. Only in the event the Close of Escrow does not thereafter occur because of Seller's default, the failure of a condition precedent to Buyer's obligation to close over or with respect to which Buyer has or had no control, the Deposit shall be returned to Buyer. Upon the Close of Escrow, the Deposit shall be credited toward payment of the Purchase Price. Escrow Agent shall at all times cause the Deposit (or such portion thereof as Escrow Agent may then hold) to be invested in a federally-insured, interest-bearing account for the benefit of Buyer.

5. Risk of Loss. If Buyer finds the Property suitable and elects to purchase the Property, and all or any portion of the Property is damaged or destroyed by fire or other casualty, then Seller shall give Buyer prompt notice thereof. In the event the cost of replacement or repair is less than Fifty Thousand Dollars ($50,000.00) (the "Threshold Amount"), Seller shall repair such damage prior to the Closing. In the event the cost of replacement or repair is in excess of the Threshold Amount or if, in Buyer's reasonable estimation, such replacement or repair would take longer than one (1) month to complete, then Buyer may elect to either (a) receive an adjustment to the Purchase Price in an amount equal to the cost of replacement or repair as determined by a mutually agreeable third-party or (b) terminate this Agreement, in which event the Deposit shall be immediately returned to Buyer. In the event Buyer elects to receive an adjustment to the Purchase Price, Seller shall be under no obligation to repair any such damage Property prior to the Closing. Buyer shall bear the risk of loss from and after the Closing Date.

6. Water Rights. Seller shall quitclaim and convey to Buyer, at no additional cost to Buyer or increase to the Purchase Price, any and all water rights, if any, which Seller has which are appurtenant to the Property.

7. Title Report.

a. Title Report. Within five (5) days from the Effective Date, Seller shall cause Escrow Agent to deliver to Buyer a preliminary title report prepared by Escrow Agent covering the Property, together with copies of all recorded documents referred to in such preliminary title report (the preliminary title report and such documents are referred to collectively as "Title Report")

b. Review of Title Documents. Buyer shall have fifteen (15) days from Buyer's receipt of the Title Documents in which to examine the Title Documents and to specify to Seller those items reflected therein which Buyer will accept as permitted exceptions to title ("Permitted Exceptions"), and those items which Buyer reasonably finds objectionable and for which Escrow Agent is unwilling to provide a reasonable endorsement for ("Title Objections"). If Buyer does not deliver to Seller a written notice ("Buyer's Title Objection Notice") specifying those items which are Permitted Exceptions and those items which are Title Objections within the above-stated fifteen (15) day period, then all of the items reflected on the Title Report shall be considered to be Permitted Exceptions. Buyer and Seller hereby agree that (i) all non-delinquent property taxes and assessments and (ii) all matters created by or on behalf of Buyer, including without limitation, any documents or instruments to be recorded as part of any financing for the acquisition of the Property by Buyer, shall constitute "Permitted Exceptions" hereunder.

c. Seller's Title Response. Seller shall have ten (10) business days following receipt of Buyer's Title Objection Notice to determine whether Seller is prepared to remove or otherwise cure some or all of the Title Objections described in Buyer's Title Objection Notice in the manner set forth in Buyer's Title Objection Notice or cause Escrow Agent to cure such Title Objections through the issuance at Closing of an appropriate endorsement. If Seller delivers written notice to Buyer on or before the expiration of such ten (10) business day period agreeing to cure, or cause the cure of, all Title Objections in the manner required by Buyer ("Seller's Title Response"), then the parties shall proceed to the Closing and Seller shall be obligated to undertake the actions described in Seller's Title Response and Seller's failure to do so constitute a default by Seller. If Seller does not timely deliver Seller's Title Response, or if Seller does not agree in Seller's Title Response to cure all Title Objections in the manner required in Buyer's Title Objection Notice, then Buyer shall have ten (10) Business Days following the earlier to occur of receipt of Seller's Title Response rejecting full compliance with Buyer's Title Objection Notice or the expiration of ten (10) Business Days following delivery of Buyer's Title Objection Notice to elect by delivering written notice thereof to Seller whether Buyer shall waive its objection to those Title Objections which Seller did not affirmatively agree to cure in the manner required by Buyer. Any such Title Objections subsequently waived by Buyer shall be deemed Permitted Exceptions. If Buyer does not affirmatively waive in writing all of such Title Objections which Seller has declined or been deemed to have declined to cure as required in Buyer's Title Objection Notice within such ten (10) Business Day period, this condition precedent shall be deemed to have failed and, subject to the other terms and conditions of this Agreement, the Deposit shall be returned to Buyer, this Agreement shall thereupon terminate and except as otherwise provided herein, neither party shall have any further obligations hereunder. If Buyer's Title Objection Notice has been timely delivered, and the Closing Date would otherwise occur prior to the delivery of Seller's Title Response and/or the expiration of the time period within which Buyer has to waive Title Objections, the Closing Date shall be extended so that it occurs two (2) Business Days following receipt of Seller's Title Response (if Seller agrees therein to cure all Title Objections) or the time period in which Buyer has to waive its disapproval of Title Documents, as applicable. By the Closing Date, the Title Company shall have issued or shall have irrevocably committed to issue the Owner's Title Policy to Buyer. Upon the Close of Escrow, Seller shall deliver exclusive possession of the Property to Buyer subject only to the Permitted Exceptions.

8. Warranties and Representations.

a. Seller's Warranties and Representations.

(i) Seller hereby represents and warrants to Buyer as follows:

(1) Authority. Seller has full power and authority to consummate this transaction. This Agreement and all other documents delivered by Seller to Buyer in connection with this transaction that have been executed by Seller have been, or shall be duly authorized, executed and delivered by Seller, and are the legal, valid and binding obligations of Seller, enforceable in accordance with their respective terms (except to the extent that such enforcement may be limited by applicable bankruptcy or other laws or principles relating to the limitation of rights of contracting parties generally).

(2) The Seller is not a foreign person within the meaning of Section 1445 (f)3 of the Internal Revenue Code of 1986, as amended.

(3) Seller acquired the Property on or about May, 1995.

(4) Since May, 1995, Seller has not received any written notification of any pending condemnation or eminent domain proceedings from any Governmental Authority affecting the Real Property.

(5) There are fewer than 100 employees of the Motels and as a result thereof the provisions of the WARN Act and the State WARN Act do not apply to the transactions contemplated under this Agreement.

(6) There is no litigation instituted and served that would affect the Property and, to Seller's knowledge, since May, 1995, Seller has not received written notice of any proposed or threatened litigation that would adversely affect the Property.

(7) Since May, 1995, Seller has not received any written notice from any of its present insurance carriers of any defects or inadequacies in the Motels which if left uncured or uncorrected could result in termination of Seller's existing insurance coverage with respect to its Motels.

(8) Since May, 1995, Seller has received no written notice (including any written request for information, demand letter, administrative inquiry, complaint or claim) from any Governmental Authority of any actual or potential violation of or failure to comply with any Environmental Requirements with respect to the Motel Properties which has not been corrected to the satisfaction of such Governmental Authority, or of any actual or threatened obligation to undertake or bear the cost of any clean-up, removal, containment or other remediation under any Environmental Requirements with respect to the Property which has not been performed to the satisfaction of such Governmental Authority. To Seller's knowledge, since May, 1995, there has been no release or threat of release of Hazardous Materials at or from, or affecting, the Property or any portion thereof in violation of applicable law.

(9) To Seller's knowledge, the Documents and Materials (i) constitute all material agreements or documents in Seller's possession or control which are material to its use, ownership and operation of the Property and (ii) are true and correct in all material respects.

For all purposes under this Agreement, "to Seller's knowledge" or any phrase of like meaning shall be deemed to mean only the present actual knowledge of Larry L Thomsen and Susan Thomsen without having conducted a reasonable investigation or inquiry with respect to the matters referred to in this Agreement. As used herein the "Warn Act" shall mean and refer to the Federal Worker Adjustment and Retraining Notification Act of 1988, 29 USC section 2101 et seq. and "State WARN Act" shall mean and refer to any statute of the State of Nevada which is similar in subject matter to the WARN Act.

b. Buyer's Warranties and Representations. Buyer hereby represents and warrants to Seller as follows:

(i) Authority. Buyer is a limited liability company duly organized and validly existing under the laws of the State of Nevada and is, or as of the Closing will be,

qualified to do business in the State of Nevada, and has full power and authority to consummate this transaction. This Agreement and all other documents delivered by Buyer to Seller in connection with this transaction that have been executed by Buyer have been, or shall be duly authorized, executed and delivered by Buyer, and are the legal, valid and binding obligations of Buyer, enforceable in accordance with their respective terms (except to the extent that such enforcement may be limited by applicable bankruptcy or other laws or principles relating to the limitation of rights of contracting parties generally.)

c. Survival of Warranties. The representations and warranties contained in this Section 8 shall survive the Closing date for a period of one (1) year and shall not merge with the delivery to Buyer of the Deed.

9. Condition of Property. Buyer agrees that it is purchasing the Property "As-Is" and "With All Faults", with no warranties by Seller of any kind, express or implied, with respect to the Property or the condition thereof. By closing this transaction, Buyer hereby (a) releases Seller from all damages, claims, liabilities and obligations, whether known or unknown, arising from or related to the Property or the condition thereof, including without limitation the physical condition of the Property, the presence or absence of Hazardous Materials in, on, under or affecting the Property and the compliance of the Property with laws, ordinances, rules or regulations and (b) assumes all damages, claims, liabilities and obligations arising from or related to the presence or absence of Hazardous Materials in, on, under or affecting the Property and the compliance of the Property with laws, ordinances, rules and regulations relating to the condition thereof. For purposes hereof, "Hazardous Materials" shall mean any pollutant, toxic substance, hazardous waste, hazardous material, hazardous substance, oil or other petroleum related product as defined in or regulated pursuant to the Resource Conservation and Recovery Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act, as amended, the Federal Clean Water Act, or any other federal, state, or local environmental law, regulation, including ordinance, rule, or bylaw relating directly or indirectly to hazardous substances, pollutants, or the environment, including, without limitation all laws, and rules or regulations dealing with Hazardous Materials and environmental matters, whether existing on or before the date hereof or subsequently enacted. Notwithstanding anything to the contrary contained herein, this Section 9 shall survive the Closing. Notwithstanding the other provisions of this Agreement to the contrary, the representations, acknowledgments, disclaimers, waivers, releases and matters set forth in this Section 9 shall not relieve Seller of its liability for (i) any breach of Seller's representations and warranties contained in this Agreement and/or and documents delivered by Seller at Closing, (ii) any breach by Seller of its covenants in this Agreement, (iii) Seller's fraud, (iv) any matter for which Buyer shall be indemnified by Seller under this Agreement, (v) Seller's acts or omissions from and after the Closing if such act or omission is also a default hereunder or (vi) any of Seller's liabilities to third parties or obligations to third parties solely with respect to environmental matters which arose or accrued during Seller's ownership of the Property.

10. Conditions to Closing.

(i) Representations, Warranties and Covenants of Buyer. Buyer shall have duly performed each and every covenant to be performed by Buyer under this Agreement prior to the Closing Date and Buyer's representations and warranties made in this Agreement shall be true and correct as of the Closing Date in all material respects as if made at and as of the Effective Date and remade as of the Closing Date.

b. Buyer's Conditions to Closing. Buyer's obligation to complete the transactions contemplated in this Agreement is subject to satisfaction of all of the following conditions on or before the date provided therein:

(i) Buyer's Due Diligence Studies. Prior to the expiration of the Due Diligence Period, Buyer shall have completed and approved its due diligence investigations and review of the Property and the Documents and Materials.

(ii) Owner's Title Policy. As of the Closing, the Escrow Agent shall have issued or shall be irrevocably committed to issue to Buyer an CLTA Extended Coverage Owner's Policy of Title Insurance (1970 Form B) covering the Real Property (the "Owner's Title Policy"), insuring Buyer in the amount of the Purchase Price that fee title to the Real Property is vested in Buyer as of the Closing, subject only to the Permitted Exceptions, together with such endorsements thereto as Buyer may request in Buyer's Title Objection Notice. If an ALTA extended coverage owner's police of title insurance is required, buyer shall pay the additional costs above the CLTA fees.

(iii) Representations, Warranties and Covenants of Seller. Seller shall have duly performed each and every covenant to be performed by Seller under this Agreement prior to the Closing Date and Seller's representations and warranties made in this Agreement shall be true and correct as of the Closing Date in all material respects as if made at and as of the Effective Date and remade as of the Closing Date.

(iv) Cessation of Motel Operations. At Closing, Seller shall have ceased all operations of and at the Motels, including without limitation: (i) the termination of all employees at the Motels and (ii) the termination of all agreements, service contracts and other operating agreements affecting or relating to the Motels (unless otherwise designated by Buyer in writing), so that the Property is delivered to Buyer upon Closing as a non-operating property. Seller shall be solely responsible for any and all costs incurred in connection with or relating to the cessation of Motel operations, including without limitation: (a) the payment of any and all severance fees, benefits or other wages to Motel employees, (b) any termination fees or similar costs relating to the termination of any contracts or other agreements affecting the Motels, (c) the reimbursement of any deposits or other advance payments made by customers of the Motels for the period of time following the closing (collectively and together with any other similar costs or expenses, "Motel Closure Expenses"). Seller shall indemnify, defend and hold Buyer harmless from and against any claims, losses, damages or other costs or expenses (including reasonable attorneys' fees) relating to any such Motel Closure Expenses, whether same are incurred prior to or following the Closing. Seller's obligations hereunder shall survive the Closing for a period of one (1) year.

c. Procedures Upon Failure of Condition. Except as otherwise expressly provided herein, in the event Buyer or Seller shall terminate (or shall be deemed to have terminated) this Agreement in accordance with the terms and provisions hereof, or if any of the conditions set forth in Sections 10(a) or 10(b) are not timely satisfied (or waived) (whether or not as a result of a breach or default by a party hereto), then (i) this Agreement, the escrow and the respective rights and obligations of Seller and Buyer hereunder shall terminate, and the parties shall have no further obligation to each other, save and except for the indemnity, hold harmless, insurance, waiver and confidentiality agreements and obligations of Buyer expressly set forth in this Agreement, which shall survive such termination, (ii) subject to Section 12(a) hereinbelow, the Deposit shall be returned to Buyer, (iii) Buyer shall promptly return to Seller the Documents and Materials previously delivered by Seller to Buyer; and (iv) any escrow cancellation shall be borne equally by Seller and Buyer.

11. Closing.

a. Date and Place. The Closing of the sale of the Property by Seller to Buyer (the "Closing") shall occur on the Closing Date (as defined below). The Closing shall occur in the offices of Escrow Agent. The "Closing Date" shall be on or before fifteen (15) days following the closing of the due diligence period.

b. Seller's Obligations at Closing. At the Closing, Seller shall deliver, or cause to be delivered, to Buyer the following:

(i) Grant Bargain and Sale Deed and Bill of Sale. Seller shall execute and deliver to Escrow Agent (1) for recording a Grant, Bargain and Sale Deed in the form attached hereto as Exhibit D incorporated herein by reference, fully executed and acknowledged by Seller, conveying lien free fee simple title to the Real Property and improvements thereon and (2) a Bill of Sale in the form attached hereto as Exhibit E incorporated herein by reference conveying that portion of the Property which is personal property.

(ii) Owner's Title Policy. Seller shall cause the Escrow Agent to issue and deliver to Buyer the Owner's Title Policy in the amount of the Purchase Price, insuring that Buyer is owner of the Property.

(iii) Non-Foreign Affidavit. An affidavit of Seller (the "FIRPTA Affidavit") in the form(s) required by the Escrow Agent affirming that Seller is not a "foreign person" for purposes of withholding taxes.

(iv) Other Instruments. Seller shall execute and deliver such other documents as are customarily executed in the State of Nevada in connection with the conveyance of real and personal property, including all required closing statements, releases, affidavits, evidences of authority to execute the documents, and any other instruments that may reasonably be required by the Escrow Agent.

(v) Possession. Seller shall deliver possession of the Property to Buyer at Closing.

c. Buyer's Obligations at Closing. At the Closing, Buyer shall deliver, or cause to be delivered to Seller the following:

(i) Payment of Purchase Price. At the Closing, Buyer shall pay the Purchase Price in cash (or by certified check, cashier's check, wire transfer of funds into a local bank account indicated by Seller, all of which shall constitute "cash" for purposes of this Agreement), less the amount of the Deposit which shall be applied toward the Purchase Price, and subject to any adjustments for prorations and other credits provided for in this Agreement.

(ii) Other Instruments. Buyer shall execute and deliver such other documents as are customarily executed in the State of Nevada in connection with the conveyance of real and personal property, including all required closing statements, releases, affidavits, evidences of authority to execute the documents, and any other instruments that may reasonably be required by the Escrow Agent.

d. Prorations. All income, expenses, real estate taxes and interest on assessments relating to the Property for the year of the Closing shall be prorated as of the date of Closing between Seller and Buyer. Seller shall be entitled to all income from and be obligated to pay all expenses relating to the operation of the Property prior to the Closing; Seller shall also be obligated to pay, at its sole cost and expenses, all Motel Closure Expenses (as defined above) whether same are incurred or realized prior to or after the Closing. If the amount of real estate taxes for that year are not known at the time of Closing, the prorations shall be based on an estimate of the taxes for the year of Closing, and when the tax information becomes available, Seller or Buyer may request reimbursement from the other party for any excess amount charged to that party at the Closing. Likewise, any other amounts normally prorated between Seller and Buyer, if any, shall be prorated between Seller and Buyer as of the date of Closing. There shall be no proration of Seller's insurance premiums or assignment of Seller's insurance policies and Seller shall be entitled to cancel all of its existing policies as of the Closing date. Buyer shall be obligated (at its own election) to obtain any replacement policies. Seller shall pay all sales, revenue, excise and use tax (and any surtax, interest and penalties thereon) (collectively, "Sales Tax") payable (i) with respect to Seller's operation of the Motels for the period prior to the Closing Date and (ii) in connection with or as a result of the transactions contemplated under this Agreement, including any Sales Tax due in connection with the sale to Buyer of those items of personal property for which Sales Tax is payable excluding, however, and use or excise tax arising in connection with Buyer's ownership or use of such personal property subsequent to the Closing Date. To the extent reasonably available, Seller shall deliver to Buyer, within ninety (90) days of the Closing, a tax clearance certificate from the applicable Governmental Authority in the State of Nevada stating that all Sales Tax required to be paid by Seller in connection with the Motels has been paid and that no amount is due for periods prior to the Closing Date.

e. Closing Costs. Seller and Buyer each agree to pay the following costs at the Closing:

(i) Paid by Seller. Seller agrees to pay the cost of preparing the Grant, Bargain and Sale Deed; the premium for the Owner's Title Policy attributable to CLTA or "basic" coverage; fifty (50) percent of the real property transfer taxes; the cost of preparing and recording any releases and other documents necessary to convey the Property in accordance with this Agreement; one-half (1/2) of any escrow or closing fee charged by the Escrow Agent; Seller's attorney's fees and any other similar closing costs customarily paid by a seller of real property.

(ii) Paid by Buyer. Buyer agrees to pay the recording fee for the Grant, Bargain and Sale Deed; the premium for the Owner's Title Policy attributable to ALTA or "extended" coverage and endorsements thereto; fifty (50) percent of the real property transfer taxes; one-half (1/2) of any escrow or closing fee charged by the Escrow Agent; Buyer's attorney's fees and any other similar closing costs customarily paid by a purchaser of real property.

f. Indemnity. Seller shall indemnify, protect and defend the Buyer and each of Buyer's owner's, members, shareholders, officers, directors and other affiliates (collectively, the "Buyer Indemnitees") against any claims, losses or expenses arising on account of any items which are prorated and which Claims accrue prior to the Closing Date, and Buyer shall indemnify, protect, hold harmless and defend the Seller and each of Seller's owner's, members, shareholders, officers, directors and other affiliates (collectively, the "Seller Indemnitees") against any such claims, losses or expenses which accrue on or after the Closing Date.

12. Default and Remedies.

a. Buyer's Default and Seller's Remedies. If Buyer defaults under its obligation to purchase the Property as contemplated herein, Seller, in lieu of all other remedies Seller may have at law or equity, shall be entitled to, and delivered, the Deposit as liquidated damages. It is agreed between Buyer and Seller that the amount of the Deposit constitutes a reasonable estimate of the amount of damages to be incurred by Seller as a result of such a default by Buyer and the Deposit shall be paid to Seller by Escrow Agent within one (1) business day of such default as liquidated damages for a default of Buyer under this Agreement because of the difficulty, inconvenience and uncertainty of ascertaining actual damages for such default.

b. Seller's Default and Buyer's Remedies. In the event Seller fails to perform its obligations required by this Agreement to be performed or breaches any representation or warranty of Seller made in this Agreement, then Buyer may elect, as its sole remedy in such event, either to: (a) terminate this Agreement by giving Seller timely written notice of such election within three (3) business days of Buyer's receipt of notice, or becoming aware, of such default whereupon Buyer shall be entitled to recover from Escrow Agent the Deposit then held by Escrow Holder and to recover from Seller all reasonable out-of-pockets costs and expenses incurred by Buyer in connection the transactions contemplated under this Agreement; or (b) seek specific performance of this Agreement.

13. Brokers. Conditioned upon and subject to the closing of this transaction, Seller agrees to pay the real estate broker's commission of six (6) percent of the purchase price through the escrow process. That six (6) percent shall be shared equally by Sellers agent, Tom Young of Dickson Realty, and Buyer's broker, Bruce Breslow of CB Richard Ellis. Solely excluding Dickson Realty and CB Richard Ellis (which shall be paid by Seller pursuant to the preceding sentence), Buyer agrees to indemnify and hold harmless Seller from all loss, damage, cost, expense and liability relating to any claim for a commission by any person or entity with respect to this transaction, claiming by, through or under Buyer. Seller agrees to indemnify and hold harmless Buyer from all loss, damage, cost, expense and liability relating to any claim for a commission by any person or entity with respect to this transaction, claiming by, through or under Seller.

14. Miscellaneous.

a. Assignment. This Agreement may be assigned or transferred by Buyer without the prior written consent of Seller.

b. Notices.

(i) Any and all notices and demands by any party hereto to any other party or Escrow Agent, required or desired to be given hereunder shall be in writing and shall be validly given or made only if personally delivered or deposited in the United States mail, certified or registered, postage prepaid, return receipt requested or if made by Federal Express or other similar delivery service keeping records of deliveries and attempted deliveries or by facsimile with electronically confirmed receipt. Service shall be conclusively deemed made upon receipt if personally delivered or delivered by facsimile, or if delivered by mail or delivery service, on the first business day delivery is attempted or upon receipt, whichever is sooner.

(ii) Any notice or demand to Seller shall be addressed to Seller at: c/o Larry L and Susan Thomsen, 14170 Rim Rock Drive, Reno, NV 89521; Telephone 843-8548 Facsimile________.

(iii) Any notice or demand to Buyer shall be addressed to Buyer at: Land Strategies, LLC, attention Ron Cobb, 2044 Scharr Circle, Reno, NV 89509; with a copy to CB Richard Ellis, attention Bruce Breslow, 5190 Neil Road, Suite 460, Reno, NV 89502. Telephone (775)823-6906; Facsimile (775) 823-6990.

(iv) Any notice or demand to Escrow Agent shall be addressed to Escrow Agent at: First American Title Company, Attn: Charise Roberts, 5310 Kietzke Lane, Suite 100, Reno, NV 89511; Telephone (775) 823-4200, Facsimile (866) 633-3172.

(v) The parties and Escrow Agent may change their address for the purpose of receiving notices or demands as herein provided by a written notice given in the manner aforesaid to the others, which notice of change of address shall not become effective, however, until the actual receipt thereof by the others.

c. Parties Bound. This Agreement shall be binding upon and inure to the benefit of the Parties to this Agreement and their respective heirs, executors, administrators, legal representatives, successors and permitted assigns. This Agreement is not intended to create, and shall not create, any rights in any person who does not execute this Agreement as a party hereto.

d. Severability. If any of the terms and conditions hereof shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other of the terms and conditions hereof and the terms and conditions hereof thereafter shall be construed as if such invalid, illegal, or unenforceable terms or conditions had never been contained herein.

e. Entire Agreement. The terms and conditions hereof relating to the subject matter described herein (i) constitute the entire agreement and understanding between the Seller and the Buyer, (ii) supersede all prior agreements, and understandings, written or oral, between the Buyer and the, and (iii) may not be modified or amended except by an instrument mutually executed and delivered by the Seller and the Buyer.

f. Time. Time is of the essence to the performance of any provision of this Agreement. If the date for performance of any provisions of the Agreement is a Saturday, Sunday, or banking holiday (in the State of Nevada), the date for performance shall be extended until the next day that is not a Saturday, Sunday or banking holiday.

g. Interpretation. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

h. Waiver. Either the Buyer or the Seller may specifically waive any breach of the terms and conditions hereof by the other party, but no waiver shall constitute a continuing waiver of similar or other breaches of the terms and conditions hereof. All remedies, rights, undertakings, obligations, and agreements contained herein shall be cumulative and not mutually exclusive.

i. Attorney's Fees. Should either the Buyer or the Seller employ an attorney or attorneys to enforce any of the terms and conditions hereof, or to protect any right, title, or interest created or evidenced hereby, the non-prevailing party in any action pursued in courts of competent jurisdiction shall pay to the prevailing party all reasonable costs, damages, and expenses, including attorneys' fees, expended or incurred by the prevailing party.

j. Governing Law. This Agreement shall be governed by and construed in accordance with the substantive and procedural laws of the State of Nevada. The exclusive venue of any action or proceeding arising out of or in connection with this Agreement shall be Washoe County, Nevada. Each party hereby consents to the personal jurisdiction of any court of competent subject matter jurisdiction sitting in Washoe County, Nevada, and to the service of process in accordance with the laws of the State of Nevada and any rules applicable to any such court.

k. Headings. The headings herein are for reference purposes only and shall not affect the meaning or interpretation of the terms and conditions hereof.

1. Exclusive Purchase Agreement. At all times after the Effective Date hereof and until the expiration of the Due Diligence Period, Seller may market the Property for sale or accept back-up offers from other persons or entities for the purchase of the Property. However, seller may not act on such back-up offers or allow due diligence by any other party than buyer while this contract is in effect.

m. Counterparts, Binding Effect and Facsimile Signatures. This Agreement may be executed in any number of counterparts and each such counterpart shall be deemed to be an original, but all of which, when taken together, shall constitute one agreement. The parties hereto agree that a facsimile signature(s) on this document shall have the same force and effect as an original signature and shall be binding upon the parties. This Agreement shall not be binding until fully executed by all parties hereto.

n. Mutual Contribution. This Agreement has been drafted on the basis of mutual contribution of language and is not to be construed against any parties hereto as being the drafter or causing the same to be drafted.

o. Confidentiality. Buyer and seller shall keep and maintain strictly confidential (i) the existence and contents of this Agreement, and (ii) the scope and substance of any discussions and negotiations between the parties relating to the purchase of the Property.

p. Effectiveness. This Agreement shall not be binding until fully executed by all parties hereto.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto execute this Agreement as of the date first set forth above.

SELLER:

By	/s/ Larry L. Thomsen
Larry L. Thomsen

Date

By	/s/ Susan Thomsen
Susan Thomsen

Date

BUYER:

Land Strategies, LLC

By	/s/ Ron Cobb
Ron Cobb

Date	1/25/06

EXHIBIT A

Legal Description of Property

To be provided by First American Title Company

EXHIBIT B

Description of Personal Property

All furniture, furnishings, fixtures and equipment installed or used and located in the Motels as of the Effective Date, with such additions and deletions as may hereafter occur or may have previously occurred in the ordinary course of business.

EXHIBIT C

Description of Excluded Property

1. Any cash, cash equivalents, accounts receivable, notes receivable and/or securities in connection with the Property and/or Motels.

EXHIBIT D

FORM OF GRANT, BARGAIN, SALE DEED

Assessor's Parcel Nos. 032-111-01 and 032-111-02

When Recorded Mail to, and

Mail Tax Statements To:

GRANT, BARGAIN, SALE DEED

THIS INDENTURE WITNESSETH: That Larry L Thomsen and Susan Thomsen, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, does hereby Grant, Bargain, Sell and Convey to ______________________________________________, all that real property situate in the County of Washoe, State of Nevada, more particularly described as follows:

SEE EXHIBIT "A" ATTACHED HERETO

TOGETHER WITH all and singular the tenements, hereditaments and appurtenances thereunto belonging or in anywise appertaining and,

SUBJECT TO all real property taxes and assessments, easements and other matters of public record binding or appertaining to such real property.

IN WITNESS WHEREOF, this instrument has been executed this ___________day of _________________, 2006.
Land Strategies, LLC

By:	/s/ Ron Cobb
Ron Cobb

STATE OF NEVADA	)
) ss:
COUNTY OF WASHOE	)

ON THIS day of , 2006, personally appeared before me, a Notary Public, in and for said County and State, Larry L Thomsen and Susan Thomsen, known to me to be the persons described in and who executed the foregoing instrument, who acknowledged to me that he executed the same freely and voluntarily and for the uses and purposes therein mentioned.

NOTARY PUBLIC

EXHIBIT A

Legal Description to Grant Bargain and Sale Deed

To be provided by First American Title Company

EXHIBIT E

FORM OF BILL OF SALE

BILL OF SALE

This Bill of Sale ("Bill of Sale") is executed as of the __day of ___________, 2006, by Larry L Thomsen and Susan Thomsen ("Seller"), in favor of Land Strategies LLC, Ron Cobb ("Buyer").

FOR VALUABLE CONSIDERATION, Seller hereby sells, transfers, assigns and delivers to Buyer free and clear of any lien or encumbrance all of Seller's right, title and interest in and to all improvements and personal property located on the real property ("Real Property") described on Exhibit A attached hereto and incorporated herein by reference including without limitation, the personal property described on Exhibit B attached hereto and incorporated herein by reference excluding, however, the excluded assets ("Excluded Assets") set forth on Exhibit C attached hereto and incorporated herein by reference, provided, however, that the personal property described herein shall not include improvements to the Real Property to the extent deemed to constitute fixtures thereto.

This Bill of Sale shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

This Bill of Sale shall be governed and construed in accordance with Nevada law.

Seller has executed this Bill of Sale as of the date first above written.

SELLER:
By:	/s/ Larry L Thomsen
Larry L Thomsen

By:	/s/ Susan Thomsen
Susan Thomsen

EXHIBIT A TO BILL OF SALE

Legal Description of Real Property

To be provided by First American Title Company

EXHIBIT B TO BILL OF SALE

Description of Personal Property

All improvements, fixtures and personal property located on the Real Property and/or used in connection with the ownership or operation of the Motels and located on the Real Property, including without limitation, all furniture, furnishings, fixtures and equipment installed or used and located in the Motels as of the Effective Date, with such additions and deletions as may hereafter occur or may have previously occurred in the ordinary course of business.

EXHIBIT C TO BILL OF SALE

List of Excluded Assets

1. Any cash, cash equivalents, accounts receivable, notes receivable and/or securities in connection with the Property and/or Hotel.

1/26/2006

Buyer is a licensed Nevada Real Estate salesperson.
/s/ Ron Cobb	1/26/06
Signature		Date
Ron Cobb

JOINDER and FIRST AMENDMENT TO PURCHASE and SALES AGREEMENT

This Joinder and First Amendment to Purchase and Sales Agreement (Amendment), made as of March 6, 2006 ("Amendment Effective Date"), by and between Larry L. Thomsen and Susan Thomsen, husband and wife, as individuals ("Thomsen's") and Larry L. Thomsen and Susan Thomsen, trustees (each individually a Trustee and jointly "Trustees") and sole beneficiaries (Beneficiaries) of the Larry L. Thomsen and Susan Thomsen Revocable Living Trust ("Trust", with the Trust, Trustees and Thomsen's being the "Seller") and Land Strategies, LLC., a Nevada limited liability company or assigs ("Buyer").

Recitals:

A. Thomsen's and Buyer, are parties to that certain Purchase and Sales Agreement made as of January 24, 2006 (Agreement). Capitalized terms used in this Amendment shall have the meanings given in the Agreement unless otherwise specifically defined in this Amendment.

B. On the terms and conditions specified in the Agreement, Buyer has agreed to buy and Seller has agreed to sell the Property, together with the water rights, if any, appurtenant to the Property as provided in Section 6 of the Agreement (Water Rights).

C. The Title Report establishes that title to the Real Property is not vested in Thomsen's but is vested in and held of record by the Trust.

D. All other Property, real, personal, tangible and intangible, and the Water Rights, is also vested in and held by the Trust.

E. Buyer has requested that the Trustees, Beneficiaries and the Trust become parties to the Agreement and the Trustees, Beneficiaries and the Trust, acknowledging the benefits which will flow to them as a result of the performance of the Agreement by Buyer and that the failure of Larry L. Thomsen and Susan Thomsen, as "Seller" under the Agreement, to have title to the Property is a breach of their warranty of title under the Agreement and that their inability to convey title to the Property to Buyer at the Closing would constitute a breach of the Agreement, have agreed to join in the Agreement, each as a "Seller" through the execution and delivery of this Amendment;

E. Buyer and Seller have agreed that certain additional amendments to the Agreement, as set forth below, are appropriate to a full and complete statement of their mutual understandings and by reason of the joinder of the Trustees, Beneficiaries and the Trust.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Joinder Agreement, Representation and Warranties.

1.1 Joinder of Trustees and Trust. By executing and delivering this Amendment, the Trustees and the Trust hereby, jointly and severally, become parties to the Agreement, each as a Seller, with the same force and effect as if originally named therein as a Seller. The Trustees and the Trust hereby represent and warrant that each of the representations and warranties contained in Section 8 of the Agreement is true and correct on and as of the Amendment Effective Date, after giving effect to this Amendment, and will be true and correct at the Closing. Each reference to "Seller" in the Agreement and this Amendment or the Exhibits to the Agreement or this Amendment shall be deemed to include the Trustees and the Trust.

1.2 Consent of Beneficiaries. The Beneficiaries hereby consent to the joinder of the Trust and the Trustees in the Agreement; to the execution of this Amendment by the Trustees on behalf of the Trust; to the sale of the Property and the Water Rights and to the performance by the Trust and the Trustees of all obligations of Seller under the Agreement and this Amendment.

1.3 Thomsen's, Trustees, Beneficiaries and the Trust; Representations and Warranties. The Thomsen's, Trustees, Beneficiaries and the Trust hereby represent and warrant to Buyer that, as of the Amendment Effective Date and the Closing:

(a) Status of Trust. The Trust is a revocable, inter vivos trust duly formed and validly existing under the laws of the State of Nevada, with full power and authority to own, use and sell the Property and the Water Rights and to enter into and perform all of its obligations under any contract to which it is a party, including, without limitation, the Agreement and this Amendment.

(b) Status of the Thomsen's, Trustees; Beneficiaries and Trust. The Thomsen's are the grantors and sole Beneficiaries of the Trust; each Trustee is a duly appointed, qualified and acting Trustee of the Trust and the Trustees are the sole trustees of the Trust. Each Trustee agrees to notify Buyer in writing in the event that, prior to or within one (1) year following the Closing: (i) any Trustee resigns as Trustee or otherwise ceases to serve as Trustee, (ii) any other person is appointed as a trustee of the Trust, (iii) a Beneficiary ceases to be a beneficiary of the Trust, or (iii) any other person is designated as a beneficiary of the Trust. The Thomsen's will not amend the Trust prior to the Closing in any manner which would interfere with or prevent the performance by the Seller of the Agreement or this Amendment without the prior written consent of Buyer. The Trust is not a spendthrift trust and the assets of the Trust are available to satisfy the claims of the creditors of the Trust, including any claim that Buyer may have arising from or predicated upon the Agreement or this Amendment whether the claim arises before or after the Closing.

(c) Authority of Trustees. The Trust indenture grants to the Trustees the authority, exercisable in their sole and absolute discretion, to sell the assets of the Trust, including the Property and the Water Rights. The Trustees and the Trust have the absolute and unrestricted right, power, authority, and capacity, to execute and deliver this Amendment; to bind each of the Trustees and the Trust to perform the obligations of Seller under the Agreement and this Amendment and to perform the Trust's and the Trustee's obligations under the Agreement and this Amendment. This Amendment has been validly executed and delivered by the Trustees; the Agreement and this Amendment each constitute the legal, valid and binding obligation of the Trustees and the Trust and each of the Agreement and this Amendment are enforceable against the Trustees and the Trust.

(d) Litigation. There is and has been no legal, administrative, arbitration or other proceeding, or any investigation by any governmental entity pending or threatened against Thomsen's, the Trustees, the Trust or any of their respective assets, the Property or the Water Rights, which could reasonably be expected to result in the issuance of an order restraining, enjoining or otherwise prohibiting or making illegal the consummation of the transactions contemplated by the Agreement or this Amendment.

(e) No Conflicts. The execution and delivery of this Amendment and the performance of the obligations and transactions contemplated by the Agreement and this Amendment will not conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under or give rise to a right of termination, cancellation or acceleration, of any obligation or to loss of a benefit under, or result in the creation of any lien upon, any of the assets of Thomsen's, the Trustees or the Trust under, any provision of any obligation of any of them under: (i) the Trust (ii) any contract, or (iii) any order, award, decision, writ, judgment, decree, injunction, ruling, subpoena or verdict, entered, issued, made or rendered by any court, arbitrator, administrative agency, or similar order of any governmental agency.

(f) Consents and Approvals. The execution and delivery of this Amendment by Thomsen's and the Trustees and the joinder of each of the Trust and the Trustees as a Seller under the Agreement does not, and the performance of the transactions contemplated by the Agreement and this Amendment by them will not, require any filing with or notification to, or any consent, approval, authorization, waiver or permit from, any other person.

(g) Status of Title: The Trust is the owner of and has good and marketable title to the Property in fee simple and the Water Rights, free and clear of any and all liens, claims and encumbrances other than those disclosed by the Title Report and will, except as provided in Section 7 of the Agreement, convey title to Buyer at the Closing by grant, bargain and sale deed, free and clear of all liens, claims and encumbrances other than the Permitted Exceptions.

(h) Compliance. Since May, 1995, Sellers, to their knowledge, have been and are in substantial compliance with all: (i) laws and regulations applicable to the Property and the Water Rights and Sellers are not aware of any claim of violation, or of any actual violation, of any such laws and regulations, and (ii) all federal, state or local permits, consents, approvals, licenses, judgments, orders, decrees, injunctions or other authorizations governing or relating to the Property or the Water Rights.

(i) Material Misstatements or Omissions. No representation or warranty of Thomsen's, the Trustees or the Trust in the Agreement or this Amendment contains any untrue statement of a material fact, or to the knowledge of Thomsen's, the Trustees or the Trust or any of them, omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

2. The Agreement shall be and is hereby amended as of the Amendment Effective Date follows:

2.1 Section 4 is hereby amended to relieve Buyer of the obligation to "promptly repair and restore the Property to its original condition existing prior to entry or inspection by Buyer" unless Buyer exercises its right during the Due Diligence Period to terminate the Agreement and this Amendment in which case Buyer shall so repair and restore, at Buyer's sole cost and expense, within thirty (30) days following termination.

2.2 Section 4 is hereby further amended to provide that termination of the Agreement by Buyer during the Due Diligence Period shall also terminate this Amendment on the same conditions and with the same force and effect.

2.3 Section 8.a (i) (4) is deleted and shall read in full: "(4) To Seller's knowledge, since May 1995, there has not been and Seller has not received any written notification of, any pending or threatened condemnation or eminent domain proceedings involving the Real Property."

2.4 Section 8.a (i) (8) is deleted and shall read in full: "To Seller's knowledge, since May, 1995, there has not been and Seller has received no written notice (including any written request for information, demand letter, administrative inquiry, complaint or claim) from any Governmental Authority of any actual or potential violation of or failure to comply with any Environmental Requirements with respect to the Property or the Water Rights which has not been corrected to the satisfaction of such Governmental Authority, or of any actual or threatened obligation to undertake or bear the cost of any clean-up, removal, containment or other remediation under any Environmental Requirements with respect to the Property or the Water Rights which has not been performed to the satisfaction of such Governmental Authority. To Seller's knowledge, since May, 1995, there has been no release or threat of release of Hazardous Materials at or from, or affecting, the Property or the Water Rights or any portion thereof in violation of applicable law. For the purposes of Section 8.a. (i) "Governmental Authority" shall mean any court or tribunal, or administrative, governmental or regulatory body, agency or authority; "Environmental Requirements" shall mean the requirements of any Law relating to the regulation or protection of the environment or natural resources or the emission release, treatment, storage, disposal, transport or handling of Hazardous Material; Hazardous Material shall mean (a) any petroleum or petroleum fraction, explosives, radioactive materials, friable asbestos, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid containing regulated levels of polychlorinated biphenyls (PCBs); and (b) any chemicals or substances which are defined as or included in the definition of "hazardous substances," "hazardous wastes," "extremely hazardous wastes," or "toxic substances," under any Environmental Law; and Environmental Law shall mean any Law relating to the regulation or protection of the environment or natural resources or the emission release, treatment, storage, disposal, transport or handling of Hazardous Material."

2.5 The freestanding paragraph following Section 8.a (i) (9) is deleted and shall read in full: "For all purposes under this Agreement, "to Seller's knowledge" or any phrase of like meaning shall be deemed to mean only the present knowledge, actual or imputed, of Larry L Thomsen and Susan Thomsen, whether acting individually or as Trustees or Beneficiaries. As used herein the "Warn Act" shall mean and refer to the Federal Worker Adjustment and Retraining Notification Act of 1988, 29 USC section 2101 et seq. and "State WARN Act" shall mean and refer to any statute of the State of Nevada which is similar in subject matter to the WARN Act."

2.6 Section 9 is deleted and shall read in full: "Condition of Property. Buyer agrees that, except for the warranties and representations of Seller contained in Section 8. a. (i), it is otherwise purchasing the Property "As-Is" and "With All Faults". By closing this transaction, Buyer hereby (a) releases Seller from all damages, claims, liabilities and obligations, whether known or unknown, arising after May 1995 and prior to the Closing ("Release Period") and related to the Property or the condition thereof, including without limitation the physical condition of the Property, the presence or absence of Hazardous Materials in, on, under or affecting the Property and (b) except as otherwise provided in this Section 9, assumes all damages, claims, liabilities and obligations arising during the Release Period from or related to the presence or absence of Hazardous Materials in, on, under or affecting the Property and the compliance of the Property with Environmental Laws, ordinances, rules and regulations relating to the condition thereof. Notwithstanding the other provisions of this Section 9 to the contrary, the representations, acknowledgments, disclaimers, waivers, releases and matters set forth in this Section 9 shall not relieve Seller of its liability for (i) any breach of Seller's representations and warranties contained in this Agreement and/or and documents delivered by Seller at Closing, (ii) any breach by Seller of its covenants in this Agreement, (iii) Seller's fraud, (iv) any matter for which Buyer shall be indemnified by Seller under this Agreement, (v) Seller's acts or omissions from and after the Closing or (vi) any of Seller's liabilities to third parties, including Governmental Authorities, or obligations to third parties, including Governmental Authorities, solely with respect to environmental matters which arose or accrued during Seller's ownership of the Property."

2.7 Section 10.(i) b (iii) shall be amended by the addition of the following sentence: "Each of Seller's representations and warranties in this Agreement that contains an express materiality qualification shall have been accurate in all respects as of the date of the Agreement and as of the Amendment Effective Date and shall be accurate in all respects as of the Closing Date.

2.8 The reference to Section 10(a) in Section 10. c is deleted, there being no Section 10(a).

2.9 Exhibit D shall be deleted and Exhibit A to this Amendment is adopted in lieu thereof.

    Affirmation of Agreement. Subject to the amendments stated above, the parties ratify, approve and confirm the Agreement in its entirety, effective as of the Amendment Effective Date.
    Assignment. This Amendment shall be freely assignable by Land Strategies, LLC to any person or entity to which it assigns the Agreement.

Wherefore, the parties have made and executed this Amendment as of the Amendment Effective Date.
Land Strategies, LLC		The Larry L. Thomsen and Susan Thomsen Revocable Living Trust

By:	/s/ Ron Cobb	/s/ Larry L. Thomsen
Its:	MANAGING MEMBER	Larry L. Thomsen, Trustee

/s/ Susan Thomsen
Susan Thomsen, Trustee

/s/ Larry L. Thomsen
Larry L. Thomsen

/s/ Susan Thomsen
Susan Thomsen
State of Nevada	)
:ss
County of Washoe	)

This instrument was acknowledged before me on the 6th, day of March, 2006, by Larry L. Thomsen and Susan Thomsen, individually and as Trustees of the Larry L. Thomsen and Susan Thomsen Revocable Living Trust.

/s/ Lindsay A. Mason
Notary Public

State of Nevada	)
:ss
County of Washoe	)

This instrument was acknowledged before me on the 6th, day of March, 2006, by Ron Cobb, as the Principal of Land Strategies, LLC.

/s/ J.A. Cheek
Notary Public

ASSIGNMENT

For value received, the sufficiency of which is hereby acknowledged, Land Strategies, LLC, a Nevada limited liability company ("Assignor"), hereby transfers and assigns to Plantation Investments, Inc., a Nevada corporation ("Assignee"), effective as of the __day of March, 2006 ("Assignment Effective Date"), all of Assignor's right, title and interest in and to that certain Purchase and Sale Agreement dated as of January 24, 2006, by and between Assignor or assigns, as Buyer and Larry L. Thomsen and Susan Thomsen, as Seller, and the Joinder and First Amendment to Purchase and Sales Agreement, made as of February __, 2006, by and between Assignor or its assigns, as Buyer, and Larry L. Thomsen and Susan Thomsen, husband and wife, as individuals ("Thomsen's") and Larry L. Thomsen and Susan Thomsen, trustees ("Trustees") and sole beneficiaries of the Larry L. Thomsen and Susan Thomsen Revocable Living Trust (the "Trust", with the Trust, Trustees and Thomsen's being the "Sellers"). The Purchase and Sale Agreement of January 24, 2006 and the Joinder and First Amendment to Purchase and Sale Agreement of March 6, 2006, are jointly referred to below as the "Agreement" with this assignment being referred, to as "Assignment".

1. Warranties and Representation of Assignor. All of the representations and warranties of Assignor contained in the Agreement are incorporated into this Assignment as though fully set forth. Assignor further represents and warrants to Assignee that:

(a) Assignor is a limited liability company duly formed and existing under the laws of the State of Nevada;

    this Assignment and the Agreement have been duly authorized and validly executed and delivered by Assignor and each constitutes the legal, valid and binding obligation of Seller, enforceable against it in accordance with its terms. Seller has and at all material times had, all necessary power and authority to execute and deliver this Assignment and the Agreement, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby to be consummated by Assignor. The execution and delivery of this Assignment and the Agreement by Assignor and the consummation by Assignor of the transactions contemplated hereby and thereby to be consummated by Assignor have been duly and validly authorized by all necessary limited liability company action on the part of Assignor, its members and managers, and no other proceedings on the part of Assignor and no other member or manager votes are necessary to authorize this Assignment or the Agreement or to consummate the transactions contemplated hereby or thereby. Seller has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Assignment and to perform its obligations under this Assignment;

    Assignor has not assigned or transferred any interest in the Agreement to any other person or entity;

    Assignor has good right and title to the Agreement free and clear of all claims, liens, and encumbrances;
    Assignor has obtained all required consents to the transfer and assignment of the Agreement and has delivered the originals of those consents to Assignee;
    (iv) Assignor has the full right, power, and authority to transfer the Agreement to Assignee;

(g) Assignor has performed all of its obligations under the Agreement and is not in default and will not be in default as of the Closing;

(h) the Agreement has not been amended or modified other than as provided in the Joinder and First Amendment to Purchase and Sale Agreement of March __, 2006; and

(i) the Sellers, to the knowledge of Assignor, have performed all of their respective obligations under the Agreement and are not in default, have no claims against and have not threatened to make any claims against Assignor.

    Binding Effect. This Assignment and each of its provisions shall be binding on and shall inure to the benefit of the respective heirs, devisees, legatees, executors, administrators, trustees, successors, and assigns of the parties to this Assignment.

    Amendment. This Assignment may be amended only by a writing signed by the party against whom or against whose successors and assigns enforcement of the change is sought.

    Effect of Partial Invalidity. If any term, provision, or application of this Assignment is held invalid or unenforceable, the remainder of this Assignment and any application of the terms and provisions shall not be affected, but shall remain valid and enforceable.

    Governing Law. This Assignment shall be governed by and construed in accordance with the laws of the State of Nevada.

    Assumption Assignee and Indemnification. Assignee assumes all of Assignor's obligations, liabilities and duties under the Agreement accruing after the Assignment Effective Date and agrees to indemnify and hold Assignor harmless from all obligations, liabilities, and duties, including attorneys' fees and costs incurred, relating to the Agreement accruing after the Assignment Effective Date. Except as specifically set forth in this Assignment, Assignee does not and will not be obligated to assume any other obligations, liabilities, or duties of Assignor of any form or nature. Assignor agrees to indemnify and hold Assignee harmless from any and all obligations, liabilities, and duties, including attorneys' fees and costs incurred, relating to the Agreement and accruing on or before the Assignment Effective Date.

    Survival. The representations and warranties set forth in clauses 1 through 6 above and the covenants of Assignor and Assignee contained in this Assignment shall survive the Closing of the transactions under the Agreement.

DATED: The 6th day of March, 2006
ASSIGNOR:			ASSIGNEE:

Land Stratigies, LLC			Plantation Investments, Inc.
a Nevada limited liability			a Nevada corporation
company

By:	/s/ Ron Cobb	By:	[ILLEGIBLE]
Its:	MANAGING MEMBER	Its:	Secretary/Treasurer

STATE OF NEVADA	)
) ss.
COUNTY OF WASHOE	)

This instrument was acknowledged before me on the 6th day of March, 2006, by Ron Cobb as the Principal of Land Strategies, LLC a Nevada limited liability company.

J.A. Cheek
NOTARY PUBLIC

STATE OF NEVADA	)
) ss.
COUNTY OF WASHOE	)

This instrument was acknowledged before me on the 6th day of March, 2005, by Ference B. Szony, the President of Plantation Investments, Inc., a Nevada corporation.

J.A. Cheek
Notary Public

CONSENT TO ASSIGNMENT

The undersigned, consent to the assignment to Plantation Investments, Inc., a Nevada corporation, of the Purchase and Sale Agreement dated as of January 24, 2006, by and between Assignor or assigns, as Buyer, and Larry L. Thomsen and Susan Thomsen, as Seller, and the Joinder and First Amendment to Purchase and Sales Agreement, made as of March, 2006, by and between Assignor or its assigns, as Buyer, and Larry L. Thomsen and Susan Thomsen, husband and wife, as individuals ("Thomsen's") and Larry L. Thomsen and Susan Thomsen, trustees ("Trustees") and sole beneficiaries of the Larry L. Thomsen and Susan Thomsen Revocable Living Trust (the "Trust", with the Trust, Trustees and Thomsen's being the "Sellers"). The Purchase and Sale Agreement of January 24, 2006 and the Joinder and First Amendment to Purchase and Sale Agreement of February __, 2006, are jointly referred to below as the "Agreement" with the assignment to which this consent is appended being referred to as the "Assignment". The undersigned further consent to the performance by Plantation Investments, Inc., of the duties of "Buyer" under the Agreement accruing after the Assignment Effective Date. To the knowledge of the undersigned, "Buyer" and "Seller" under the Agreement have each fully performed their respective obligations to be performed prior to the Assignment Effective Date and neither is in default under the Agreement. The Agreement has not been amended or modified other than as provided in the Joinder and First Amendment to Purchase and Sale Agreement of March ___, 2006.

DATED: March 6, 2006.

CONSENTING PARTY:
By:	/s/ Larry L. Thomsen	/s/ Susan Thomsen
Larry L. Thomsen, individually and As a trustee and beneficiary of the Larry L. Thomsen and Susan Thomsen Revocable Living Trust		Susan Thomsen, individually and as a trustee and beneficiary of the Larry L. Thomsen and Susan Thomsen Revocable Living Trust
State of Nevada	)
) ss.
County of Washoe	)

This instrument was acknowledged before me on the 6 day of March, 2006, by Larry L. Thomsen and Susan Thomsen, individually and as trustees and beneficiaries of the Larry L. Thomsen and Susan Thomsen Revocable Living Trust.

/s/ Lindsay A. Mason
Notary Public

ADDENDUM NO.	-1-
To Agreement dated	January 24, 2006	, between	Larry L and Susan Thomsen	,
and	Land Strategies, LLC	, concerning property located at
2001 Victorian Avenue, Sparks Nv
The parties agree as follows:

1. Buyer may elect to do a 1031 Tax Deferred Exchange.

2. Buyers are aware that the City of Sparks is considering the abandonment of 21st Street to the west and the alley behind the motel.

3. There is an abandoned oil tank in the sidewalk area in front of the motel. It was abandoned prior to the Thomsen's purchasing the property and they have no knowledge about the tank.

4. Susan Thomsen is a Canadian Citizen.

5. Sellers will do their utmost to have the premises vacated at close of escrow. If for some reasons beyond their control, a tenant has not left by that date, the escrow will be extended as needed.

This Addendum, upon its execution by both parties, is made a part of the above Agreement.

If checked ☐ this Addendum is of no force or effect unless executed by all parties and delivered prior to

(date) (time) ☐ a.m. ☐ p.m., to

(Name of Party)
Seller/Lessor	/s/ Larry L. Thomsen	Date	2/2/06

Seller/Lessor	/s/ Susan Thomsen	Date	2/2/06

Buyer/Lessee	/s/ Ron Cobb	Date	2/2/06

Buyer/Lessee		Date

CAUTION: The copyright laws of the United States forbid the unauthorized reproduction of this form by any means including scanning or computerized formats.	Rev. by

Date

IN WITNESS WHEREOF, the parties hereto execute this Agreement as of the date first set forth above.
SELLER:

By	/s/ Larry L. Thomsen
Larry L. Thomsen

Date	2/2/06

By	/s/ Susan Thomsen
Susan Thomsen

Date	2/2/06

BUYER:

Land Strategies, LLC

By	/s/ Ron Cobb
Ron Cobb

Date	1/25/06